Exhibit 10.47

GRUBHUB INC.

2013 OMNIBUS INCENTIVE PLAN RSU GRANT NOTICE

Pursuant to its 2013 Omnibus Incentive Plan, as amended from time to time (the “Plan”), GrubHub Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (the “Grantee”), the right to receive shares of Common Stock of the Company or cash of an equivalent value (the “Restricted Stock Units”), subject to the terms and conditions set forth herein, in the Plan, and in the certain Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”), each of which is incorporated herein by reference. Unless otherwise defined herein, capitalized terms used herein will have the meanings assigned to them in the Plan and the Restricted Stock Unit Agreement.

NOTICE OF RSU GRANT

Grantee:

Date of Grant:

Total Number of Restricted Stock Units:

Vesting Schedule: The Restricted Stock Units shall vest and be settled according to the following schedule:

Grantee agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement, and this RSU Grant Notice. Grantee has reviewed the Plan, the Restricted Stock Unit Agreement and this RSU Grant Notice in their entirety and fully understands the provisions thereof. Grantee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator of the Plan regarding any questions arising under the Plan, the Restricted Stock Unit Agreement and this RSU Grant Notice.

Exhibit A

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the RSU Grant Notice (the “RSU Grant Notice”) to which this Restricted Stock Unit Agreement (the “Agreement”) is attached, GrubHub Inc., a Delaware corporation (the “Company”), has granted to the Grantee (as set forth in the RSU Grant Notice) the right to receive shares of Common Stock (“Shares”) or cash of an equivalent value, subject to the restrictions and vesting requirements described herein (“Restricted Stock Units”) and subject further to the GrubHub Inc. 2013 Omnibus Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

1.

Plan Incorporated by Reference. Notwithstanding anything to the contrary in this Agreement, this grant of Restricted Stock Units is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference.

2.

Restricted Stock Unit Award. The number of Restricted Stock Units awarded to the Grantee and the grant date of the award are as set forth in the RSU Grant Notice delivered to the Grantee (the “Grant”).

3.	Vesting of Restricted Stock Units

(a)	In General. Except as provided in Section 3(b) below, the Restricted Stock Units shall vest in accordance with the vesting schedule specified in the RSU Grant Notice.

(b)	Termination of Service.

(i)

General. Except as otherwise set forth in an effective employment, service or similar agreement between the Grantee and the Company or any of its Subsidiaries, the Grantee shall forfeit all unvested Restricted Stock Units if Grantee ceases to be a Service Provider for any reason, including the Grantee’s death or Disability.

(ii)

Termination for Cause. Unless otherwise set forth in an effective employment, service or similar agreement between the Grantee and the Company or any of its Subsidiaries, if (A) the Grantee’s service to the Company or any of its Subsidiaries is terminated for Cause or (B) after Grantee’s date of termination for any other reason, the Administrator determines in its discretion either that, (1) during the Grantee’s period as a Service Provider, the Grantee engaged in an act which would have warranted termination for Cause or (2) after termination, the Grantee engaged in conduct that violates any continuing obligation or duty of the Grantee in respect of the Company or any Subsidiary, the Grantee shall forfeit all Shares that the Grantee acquired upon settlement of the Restricted Stock Units and, to the extent that the Grantee sold or otherwise disposed of such shares, any gain realized by the Grantee from the sale or disposition of such shares shall be paid by the Grantee to the Company upon notice from the Company, subject to Applicable Law.

4.	Payment
(a)

Settlement. Upon the vesting of each Restricted Stock Unit, the Company shall deliver to the Grantee on such vesting date or as soon as reasonably practicable but in no event later than sixty (60) days thereafter, either (i) one (1) share of Common Stock or (ii) in the Administrator’s sole discretion, an amount of cash equal to the Fair Market Value of (1) share of Common Stock on the vesting date. No fractional Shares shall be delivered; the Company shall pay cash in respect of any fractional Shares. The Company may deliver such shares either through book entry accounts held by, or in the name of, the Grantee or cause to be issued a certificate or certificates representing the number of Shares to be issued in respect of the Restricted Stock Units, registered in the name of the Grantee.

(b)

Withholding Requirements. As a condition to the settlement of Restricted Stock Units, the Grantee shall make such arrangements as the Administrator may require for the satisfaction of any Federal, state, local or foreign withholding tax obligations that may arise in connection with such Restricted Stock Units. The Grantee shall satisfy such obligations in cash unless the Administrator elects, in its sole discretion, to have the Company withhold a number of Shares having a value equal to such obligations.

(c)

Securities Laws Requirements. No shares of Common Stock will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to this Agreement, the Company may require the Grantee to take any reasonable action to meet such requirements. The Administrator may impose such conditions on any Shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Administrator may also require the Grantee to represent and warrant at the time of issuance or transfer that the Shares are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

5.	Stockholder Rights/Dividends. Prior to settlement of the Restricted Stock Units, (a) the Grantee shall have no rights as a stockholder with respect to the Shares underlying the Restricted Stock Units, and (b) the Grantee shall not receive payment of, or credit for, dividends or dividend equivalents with respect to the Shares underlying the Restricted Stock Units.
6.

Adjustment of Shares. In the event of any change with respect to the outstanding shares of Common Stock of the Company, the Restricted Stock Units may be adjusted in accordance with Section 9 of the Plan.

7.	Miscellaneous Provisions

(a)

Non-transferability. No Restricted Stock Unit may be transferred, assigned, pledged or hypothecated by the Grantee during the Grantee’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, except (i) by beneficiary designation, will or the laws of descent and distribution and (ii) in the case of a transfer by the Grantee to its affiliate with the prior written consent of the Administrator in its sole discretion.

(b)

Not a Contract or Guarantee of Employment. Nothing in this Agreement, in the RSU Grant Notice or the Plan shall confer upon the Grantee any right to continue to serve as a Service Provider for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Grantee) or of the Grantee, which rights are hereby expressly reserved by each, to terminate Grantee’s Service Provider relationship at any time, with or without cause and with or without prior notice.

(c)

Transfer Restrictions. Any Shares delivered hereunder shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable Federal or state laws, and the Administrator may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

(d)

Entire Agreement. This Agreement, the RSU Grant Notice and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e)	Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f)	Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s assigns and the legal representatives, heirs and legatees of the Grantee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g)

Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(h)	Amendment. This Agreement shall not be amended unless such amendment is agreed to in writing by both the Grantee and the Company.

(i)	Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of Delaware, as such laws are applied to contracts entered into and performed in such jurisdiction.

(j)

Signature in Counterparts. This Agreement may be signed in counterparts, manually, or electronically, and each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(k)

Grantee Acknowledgment. Grantee represents that he or she has read this Agreement and is familiar with its terms and provisions. Grantee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator of the Plan regarding any questions arising under this Agreement.